Exhibit 3.11

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “HGGC CITADEL PLASTICS HOLDINGS, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE TWENTY-FOURTH DAY OF JANUARY, A.D. 2012, AT 6:28 O’CLOCK P.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE TENTH DAY OF FEBRUARY, A.D. 2012, AT 9:12 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE TWENTY-EIGHTH DAY OF FEBRUARY, A.D. 2012, AT 3:08 O’CLOCK P.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE THIRTEENTH DAY OF JANUARY, A.D. 2014, AT 1:31 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “HGGC CITADEL PLASTICS HOLDINGS, INC.”.

Jeffrey W. Bullock, Secretary of State
5099948 8100H	AUTHENTICATION: 2312416
150548141	DATE: 04-22-15

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 06:40 PM 01/24/2012 FILED 06:28 PM 01/24/2012 SRV 120081703 - 5099948 FILE

CERTIFICATE OF INCORPORATION

OF

HGGC CITADEL PLASTICS HOLDINGS, INC.

ARTICLE ONE

The name of the corporation is HGGC Citadel Plastics Holdings, Inc.

ARTICLE TWO

The address of the corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware, 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE THREE

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE FOUR

The total number of shares of stock which the corporation has authority to issue is one thousand (1,000) shares of Common Stock, with a par value of $0.001 per share.

ARTICLE FIVE

The name and mailing address of the sole incorporator are as follows:

NAME	MAILING ADDRESS

Howard P. Young	c/o Kirkland & Ellis LLP 555 California Street, Suite 2700 San Francisco, CA 94104

ARTICLE SIX

The corporation is to have perpetual existence.

ARTICLE SEVEN

In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to make, alter or repeal the by-laws of the corporation.

ARTICLE EIGHT

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation so provide.

ARTICLE NINE

To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE NINE shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

ARTICLE TEN

The corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

ARTICLE ELEVEN

The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

2

I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly have hereunto set my hand on the 24th day of January, 2012.

/s/ Howard P. Young
Howard P. Young
Sole Incorporator

{HGGC Citadel Plastics Holdings, Inc. - DE Certificate of Incorporation}	S-1

State of Delaware Secretary of State Division of Corporations Delivered 09:24 AM 02/10/2012 FILED 09:12 AM 02/10/2012 SRV 120150055 - 5099948 FILE

STATE OF DELAWARE

CERTIFICATE OF CHANGE

OF REGISTERED AGENT AND/OR

REGISTERED OFFICE

OF

HGGC CITADEL PLASTICS HOLDINGS, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “Corporation”) is:

HGGC Citadel Plastics Holdings, Inc.

2. The registered agent of the Corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware, 19808.

3. The registered office of the Corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware, 19808.

4. The Corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on February 10, 2012.

HGGC CITADEL PLASTICS HOLDINGS, INC.,
a Delaware corporation

By:	/s/ David E. Topham
David E. Topham
Vice President and Secretary

State of Delaware Secretary of State Division of Corporations Delivered 03:13 PM 02/28/2012 FILED 03:08 PM 02/28/2012 SRV 120243279 - 5099948 FILE

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

HGGC CITADEL PLASTICS HOLDINGS, INC.

*     *     *     *

Adopted in accordance with the provisions of §242 of the

General Corporation Law of the State of Delaware

*     *     *     *

The undersigned, being the President and Chief Executive Officer of HGGC Citadel Plastics Holdings, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY as follows:

FIRST: The Board of Directors of the Corporation (the “Board”) adopted the resolution set forth below proposing an amendment to the Certificate of Incorporation of the Corporation (the “Amendment”) and directed that the Amendment be submitted to the holders of the issued and outstanding shares of capital stock of the Corporation entitled to vote thereon for their consideration and approval:

WHEREAS, the Board deems it advisable and in the best interests of the Corporation to amend the Certificate of Incorporation of the Corporation, pursuant to Section 242 of the General Corporation Law of the State of Delaware.

NOW, THEREFORE, BE IT RESOLVED, that, subject to the approval by the stockholders of the Corporation (the “Stockholders”), the Certificate of Incorporation of the Corporation be amended in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by deleting ARTICLE FOUR thereof in its entirety and substituting therefor the ARTICLE FOUR as follows:

“ARTICLE FOUR:

The total number of shares which the corporation shall have authority to issue is 200,000.00000 shares of Common Stock, with a par value of $0.001 per share (the “Common Stock”).”

SECOND: The Amendment was duly adopted in accordance with Section 228 and Section 242 of the General Corporation Law of the State of Delaware by the holders of all of the issued and outstanding shares of the Common Stock of the Corporation entitled to vote thereon.

*     *     *     *     *

IN WITNESS WHEREOF, the undersigned does hereby certify under penalties of perjury that this Certificate of Amendment to the Certificate of Incorporation of the Corporation is the act and deed of the undersigned and the facts stated herein are true and accordingly has hereunto set his hand this 28th day of February, 2012.

HGGC CITADEL PLASTICS HOLDINGS, INC.,
a Delaware corporation

By:

Name:	Gary L. Crittenden
Its:	President and Chief Executive Officer

{HGGC Citadel Plastics Holdings, Inc. - Certificate of Amendment re authorized shares}	S-1

State of Delaware Secretary of State Division of Corporations Delivered 01:36 PM 01/13/2014 FILED 01:31 PM 01/13/2014 SRV 140039632 - 5099948 FILE

STATE OF DELAWARE

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND/OR REGISTERED OFFICE

The corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. The name of the corporation is HGGC CITADEL PLASTICS HOLDINGS, INC..

2. The Registered Office of the corporation in the State of Delaware is changed to Corporation Trust Center 1209 Orange (street), in the City of Wilmington, County of New Castle Zip Code 19801. The name of the Registered Agent at such address upon whom process against this Corporation may be served is THE CORPORATION TRUST COMPANY.

3. The foregoing change to the registered office/agent was adopted by a resolution of the Board of Directors of the corporation.

By:

Authorized Officer

Name:	Gregory T. Knipp
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